                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                        August 25, 2009 (August 21, 2009)


                        ACE MARKETING & PROMOTIONS, INC.
             (Exact name of registrant as specified in its charter)

           NEW YORK                   000-51160                 11-3427886
 (State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)            File Number)            Identification No.)


                  457 ROCKAWAY AVENUE, VALLEY STREAM, NY 11582
               (Address of principal executive offices (Zip Code)

                  Registrant's telephone number: (516) 256-7766

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         On July 14, 2009, Ace Marketing & Promotions, Inc. entered into a Placement Agent Agreement with a member of Financial Industry Regulatory Authority, Inc. (the "FINRA Member") to attempt to raise up to $2.1 million (the "Offering") through the sale of units consisting of (i) such number of shares of common stock, par value $.0001 per share ("Common Stock") as is determined by dividing $15,000 by 85% of the average closing price per share of the Common Stock for the forty five (45) trading day period immediately preceding the closing, as reported on the OTC Bulletin Board and three-year Class D Common Stock Purchase Warrants ("Class D Warrants") to purchase 50% of the number of shares of Common Stock included in each Unit at an exercise price of $1.00 per share, payable in cash on the exercise date or by cashless conversion if a registration statement or current prospectus covering the shares underlying the Class D Warrants is not effective or available anytime after six months after the date of the initial closing. The exercise price is subject to adjustment upon certain occurrences specified in the Class D Warrants.

         Under the terms of this agreement, the Company will pay the FINRA Member a cash fee of 10% of the gross proceeds of sales of Common Stock sold by the FINRA Member in the Offering and issue to the FINRA Member three-year warrants to purchase 10% of the number of shares of Common Stock issuable upon exercise of the Class D Warrants included in the Units sold in the Offering exercisable at $1.00 per share either by cash or cashless conversion. The Placement Agent will also receive a reimbursement for non-accountable expenses in connection with the Common Offering equal to 2% of the gross proceeds of sales of Common Units.

         On August 21, 2009, the Company had an initial closing pursuant to which it received gross proceeds of $345,000 and net proceeds of approximately $270,000 (after offering expenses consisting of commissions and legal fees amounting to approximately $75,000). The planned use of proceeds is to expand the Company's Proximity Marketing Services. In connection with the offering, the Company entered into a Financial Advisory Agreement with the FINRA Member pursuant to which the FINRA Member would receive 300,000 shares of Common Stock and an additional 10% of the number of shares sold in the offering. As of August 21, 2009, the Company is obligated to issue pursuant to the terms of the offering and the Financial Advisory Agreement an aggregate of approximately 500,000 shares of Common Stock and 250,000 Warrants to investors in the offering and an aggregate of approximately 350,000 shares and 25,000 Warrants to the FINRA Member.

         All securities are being issued pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the purchasers of the shares as "accredited investors" as defined in Regulation D under the Securities Act. All certificates will bear an appropriate restrictive legend. We can provide no assurances that additional funds will be raised in the offering.

         THE FOREGOING INFORMATION IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL, SECURITIES. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               ACE MARKETING & PROMOTIONS, INC.


Dated:  August 25, 2009                        By: /s/ Dean L. Julia
                                                   ----------------------------
                                                   Dean L. Julia,
                                                   Chief Executive Officer